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                                                                EXHIBIT 10.52

                             FIRST AMENDMENT TO THE
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             PERFORMANCE STOCK PLAN


     THIS FIRST AMENDMENT To The Public Service Company Of New Mexico Performance Stock Plan (the "Plan") is made this __ day of ________, 1994, by the Public Service Company of New Mexico (the "Company"). Terms used herein shall have the same meaning as in the Plan, as amended by this First Amendment.

     WHEREAS, the Company desires to amend the Plan to allow, in the case of Nonofficer Participants only, for the Partial Award of Options based upon the partial achievement of one or both of the Performance Goals;

     WHEREAS, this amendment will only affect the Awards for Nonofficer Participants, as the formula for the Performance Based Awards currently in effect in the Plan will continue to apply to Officer Participants;

     WHEREAS, Article X of the Plan grants the authority to the Board to amend the Plan subject to certain restrictions;

     WHEREAS, the Plan may be amended without shareholder approval, unless shareholder approval is necessary to satisfy the conditions for exemption from
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder; and

     WHEREAS, since the following amendment does not affect Officer Participants, including "insiders" for the purposes of Section 16 of the Exchange Act, it does not require shareholder approval under Rule 16b-3.

     NOW, THEREFORE, consistent with its authority, the Board hereby causes the Company to adopt the following Plan amendment:

1.  New Sections 2.14A. and B are hereby added to be inserted between 2.14 and
2.15 as follows:

          "2.14A. 'Nonofficer Participant' shall mean all Participants other than Officer Participants.

          2.14B. 'Officer Participant' generally will mean a Participant who is an officer of the Company. However, the final classification of a Participant as an Officer Participant under this Plan shall be made in the sole discretion of the Committee."

2. Section 2.17 "Partial Award" is hereby amended in its entirety to read as follows:

          "2.17 'Partial Award' shall mean the Performance Based Awards as described in Section 7.2 b."
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3.   Section 7.2 is hereby amended as follows:

     A.   The fifth sentence of Section 7.2 shall be amended to read as follows:

     "The goals for 1994 and all subsequent calendar years shall be established by the Committee and communicated to the Participants before the commencement of the calendar year to which such Awards pertain, or within an administratively reasonable period of time thereafter as determined by the Committee."

     B. Section 7.2 shall be amended by deleting the following sentence set forth therein:

     "If only one of the two goals has been satisfied, Partial Awards shall be made at year end."

4.   Section 7.2b. is hereby amended in its entirety to read as follows:

     "b.  Partial Awards.

               (i) Officer Participants. For an Officer Participant, if the Committee determines that only one (1) of the two (2) Performance Goals has been fully achieved, the Award of Options shall be determined by multiplying the Target Award Percentage by fifty percent (50%) and thereafter multiplying the result times the Salary Range Control Point, and dividing this result by the Option Price, all determined as of the Grant Date of the Award.

               (ii) Nonofficer Participants. For a Nonofficer Participant, if the Committee determines that only one (1) of the two (2) Performance Goals has been fully achieved, the Award of Options for the fully achieved Performance Goal shall be determined using the formula set forth in Section 7.2(b)(i) above. If the Committee determines that either one or both of the Performance Goals were only partially achieved, the Award of Options for a partially achieved Performance Goal shall be determined on the basis of such partial achievement.
          The Award of Options for each Nonofficer Participant under this
          Section 7.2b.(ii) shall be the sum of the Options determined for each partially and fully achieved Performance Goal. The Committee shall establish and communicate guidelines for determining the Partial Award for partially achieved Performance Goals when it establishes and communicates the Performance Goals pursuant to Section 7.2 above.
          Such guidelines may be changed from year to year, in the sole discretion of the Committee."


5.   Except as amended by this First Amendment, the Plan is otherwise unchanged.
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  IN WITNESS WHEREOF, the Company has caused this First Amendment To The Public
Service Company Of New Mexico Performance Stock Plan to be executed as of the date and year first above written, effective for all Performance Based Awards having a Grant Date after December 31, 1993.

                                           PUBLIC SERVICE COMPANY
                                           OF NEW MEXICO


                                           By
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                                                    Benjamin F. Montoya
                                           President and Chief Executive Officer